                                  COOLIDGE
                                  WALL                  600 IBM Building
                                  WOMSLEY &             33 West FIfth Street
                                  LOMBARD               Dayton, Ohio 45402-1289
                                                        513-223-8177
                             A Legal Professional       Telecopier: 513-223-6705
                                 Association            Cable: COOL-LAW
                                                        Direct Dial Number

                                                               Exhibit (5)
May 16, 1995


The Reynolds and Reynolds Company
115 South Ludlow Street
Dayton, Ohio  45402

Gentlemen:

As counsel for The Reynolds and Reynolds Company (the "Company"), we are familiar with the Amended Articles of Incorporation of the Company under the laws of the State of Ohio, its Consolidated Code of Regulations, and the respective actions taken by the Shareholders and by the Board of Directors in connection therewith, and all subsequent corporate proceedings with respect thereto.

In addition, we are familiar with the preparation of the Form S-3 Registration Statement currently being filed with the Securities and Exchange Commission.

We are also acquainted with the business activities of the Company and have examined corporate minute books, records and such other documents as we have deemed necessary in order to render to you the following opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly organized and is a validly existing corporation in good standing under the laws of the State of Ohio.

2. As of May 16, 1995, the 261,322 Class A Common Shares proposed to be sold by the Selling Shareholders, as defined in such Registration Statement have been duly authorized and validly issued, and are fully paid and nonassessable as described in such Registration Statement.

The Reynolds and Reynolds Company
May 16, 1995
Page 2

We hereby consent to the references to our firm in the Registration Statement on Form S-3 and in the Prospectus constituting a part thereof, and to the use of this opinion as an exhibit to such Registration Statement.

Very truly yours,





GLB:BLS:[___]





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